Exhibit 10.14

SECURITIES EXCHANGE AGREEMENT

THIS IS A SECURITIES EXCHANGE AGREEMENT, dated as of September 13, 2008 (the “Agreement”), by and among Renaissance Acquisition Corp., a Delaware corporation (“Parent”), and the holders of T2 Warrants and T3 Warrants as set forth on Schedule 1 hereto (collectively, the “Holders”).

Background

A.      This Agreement is being entered into in connection with that certain Agreement and Plan of Merger, dated as the date hereof (the “Merger Agreement”), by and among Renaissance Acquisition Corp., a Delaware corporation (“Parent”), FCI Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub I”), FCI Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub II”, and, together with the Merger Sub I, collectively, the “Merger Subs”), First Communications, Inc., a Delaware corporation (the “Company”) and The Gores Group LLC, solely in its capacity as the exclusive representative of the stockholders of the Company. Capitalized terms used in this Agreement but not defined herein shall have the meanings given to such terms in the Merger Agreement.

B.      Pursuant to the terms hereof, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Holders shall exchange the warrants relating to the purchase of a total of (i) 8,000,000 shares of the Company Common Stock at an exercise price of $7.50 per share and with an expiration date of three years following the redemption of all the Series A Preferred Stock (the “T2 Warrants”) in accordance with Section 1.1(a) hereof and with such number of warrants owned by such Holder and as set forth opposite such Holder’s name on Schedule 1 and (ii) 2,000,000 shares of the Company Common Stock at an exercise price of $7.50 per share and with an expiration date of three years following the redemption of all the Series A Preferred Stock (the “T3 Warrants” and collectively with the T2 Warrants, the “Warrants”)  in accordance with Section 1.1(a) hereof and with such number of warrants owned by such Holder and as set forth opposite such Holder’s name on Schedule 1.

C.      In connection with the closing of the transactions contemplated by the Merger Agreement, it is anticipated that the Holders are entering into this Agreement in order to set forth more fully certain agreements regarding the exchange of their warrants for the Securities.

D.      As used herein, the term “Securities” shall mean any the New Warrants (as defined in Section 1.1(a)(i) hereof) and the shares of Parent Common Stock as set forth in Section 1.1(a)(ii) hereof.

Terms

In consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF SECURITIES

1.1.       Exchange of Securities by Holders; Conditions.

(a)       Exchange.  Subject to the terms and conditions set forth herein, at the Closing (as defined below), Parent shall issue to the Holders for each share of Company Common Stock for which a Warrant is currently exercisable as set forth on Schedule 1 hereto (i) a warrant in the form attached hereto as Exhibit A, the “New Warrant”, providing that such Holder shall have the right to acquire 0.25 shares of Parent Common Stock exercisable at $9.00 per share expiring on January 28, 2011 for a total number of New Warrants not to exceed 2,500,000 in the aggregate and (ii) the right to receive 1/10th of a share of Parent Common Stock upon the satisfaction of the Warrant Condition (as defined below) for a total number of shares of Parent Common Stock not to exceed 1,000,000 in the aggregate.  Pursuant to Section 3.1(c) of the Merger Agreement, Parent shall deposit into the Escrow Account up to 1,000,000 shares of Parent Common Stock to satisfy its obligations under subsection (ii) above (“Additional Parent Stock”).

(b)       Warrant Condition.  If Parent shall have the right to redeem the warrants (the “Parent Warrants”) issued pursuant to its Warrant Agreement dated September 19, 2006, by and between Parent and Continental Stock Transfer & Trust Company (the “Parent Warrant Agreement”), Parent shall cause the Escrow Agent to release from the Escrow Account, in accordance with Section 3.5 of the Merger Agreement and the Escrow Agreement, the Additional Parent Stock (the “Warrant Condition”).  Subject to the terms and conditions of the Parent Warrant Agreement, Parent has the right to redeem the Parent Warrants at any time prior to their exercise and at any time after the Parent Warrants become exercisable if the last sale price of the Parent Common Stock has been at least $8.50 per share, on each of twenty (20) trading days within any thirty (30) trading day period ending on January 28, 2011.  For the avoidance of doubt, even if all Parent Warrants are exercised prior to the date the Warrant Condition is satisfied, Parent remains obligated to pay the Additional Parent Stock, upon satisfaction of the Warrant Condition.

(c)       Satisfaction of Warrant Condition.  If the Warrant Condition has been met, Parent shall notify the Stockholders’ Representative (as set forth in the Merger Agreement) in writing within five (5) Business Days.

(d)        Failure to Satisfy Warrant Condition.  If the Warrant Condition is not satisfied by January 28, 2011, then on January 31, 2011, all the shares subject to the Warrant Condition deposited into the Escrow Account shall be released to the Company and cancelled in accordance with Section 3.5 of the Merger Agreement.

1.2.       Deposit of T2 Warrant and T3 Warrant.  The Holders of Warrants shall deposit all of such Warrants held by each Holder with Parent prior to the Closing (as defined below) and Parent shall deliver to the Holders at the Closing, the New Warrants, or if the Closing fails to occur, Parent shall return such Warrants to such Holders.

1.3.       Closing.  The closing (the “Closing”) of the exchange of the Securities referred to in Section 1.1 will take place simultaneously with the closing of the Transactions under the Merger Agreement or at such other time or on such other date as may be agreed by the parties hereto.  The date such Closing occurs is referred to herein as the “Closing Date.”

1.4.       Conditions to the Holder’s and Parent and Merger Subs’ Obligations.  The obligation of each of the parties hereto to exchange T2 Warrants and/or T3 Warrants, as applicable, for a New Warrant and the Additional Parent Stock at the Closing is subject to the closing of the Mergers.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS

2.1.       Representations and Warranties of Parent and Merger Subs.  Parent and the Merger Subs, jointly and severally, represent and warrant to the Holders as follows:

(a)       Organization of Parent and the Merger Subs.  Each of Parent and Merger Sub I is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and lawful authority to enter into this Agreement and to perform its obligations hereunder.  Merger Sub II is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has all requisite limited liability company power and lawful authority to enter into this Agreement and to perform its obligations hereunder.

(b)       Authority; Due Execution and Delivery.  Each of Parent, Merger Sub I and Merger Sub II has the full corporate or limited liability company power and authority to enter into this Agreement and to perform its obligations hereunder.  All necessary corporate or limited liability company action of each of Parent, Merger Sub I and Merger Sub II has been taken to authorize each of Parent, Merger Sub I and Merger Sub II to execute and deliver this Agreement, and this Agreement constitutes the legal, valid and binding obligation of each of Parent, Merger Sub I and Merger Sub II enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights.

(c)       Noncontravention.  Neither the execution nor the delivery of this Agreement by Parent or the Merger Subs, nor the consummation of the transactions contemplated hereby, will:  (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any applicable Law or any injunction, judgment, order, decree, ruling change or other restriction of any Governmental Authority to which Parent and/or either Merger Sub is subject or any provision of the certificate of incorporation or bylaws of Parent and/or Merger Sub I, the certificate of formation or limited liability company agreement of Merger Sub II, or any other governing instrument, as amended, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Parent and/or either Merger Sub is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets).

(d)       Additional Parent Common Stock.  The New Warrants issued to the Holders under Article I hereof, when issued in compliance with the provisions of this Agreement, will be duly authorized, and the Additional Parent Stock, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF HOLDERS

3.1.       Representations and Warranties of Each Holder.  Each Holder, severally as to itself but not jointly, hereby represents and warrants to Parent and Merger Subs as follows:

(a)       Organization of Each Holder.  Each Holder, who is not a natural person, is an entity, duly organized or formed, validly existing and in good standing under the laws of the state of its incorporation or formation.

(b)       Authority; Due Execution and Delivery.  Each Holder has the full corporate, limited partnership, limited liability partnership or limited liability company power and authority to enter into this Agreement and to perform its obligations hereunder.  All necessary corporate, limited partnership, limited liabilitypartnership or limited liability company action has been taken to authorize each Holder to execute and deliver this Agreement and this Agreement constitutes the legal, valid and binding obligation of such Holder, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights.

(c)       Noncontravention.  Neither the execution nor the delivery of this Agreement by the Holders, nor the consummation of the transactions contemplated hereby, will: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any applicable Law or any injunction, judgment, order, decree, ruling change or other restriction of any Governmental Authority to which the Holder is subject or, if the Holder is not an individual, any provision of the certificate of incorporation or formation or bylaws or operating agreement of the Holder or any other governing instrument, as amended, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Holder is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of the Securities).

(d)       Ownership of Stock.  Schedule 1 accurately sets forth all of the authorized, issued and outstanding T2 Warrants and T3 Warrants to purchase Company Common Stock held by such Holder.  Such Holder is the sole legal record and beneficial owner of such warrants and such warrants constitute all of the T2 Warrants and T3 Warrants of the Company owned by such Holder.  Such Holder has sole power of disposition with respect to all T2 Warrants and T3 Warrants, as applicable, held by it, with no restrictions or outstanding subscriptions, options, warrants, rights, pledges, calls, puts or rights of any kind relating to the shares, subject to the provisions of the T2 Warrants and/or the T3 Warrants and applicable federal securities laws, on such Holder’s rights of disposition pertaining thereto.  There are no agreements of any kind providing for the transfer, disposition or acquisition of any of such Holder’s T2 Warrants and T3 Warrants, as applicable.

ARTICLE IV

MISCELLANEOUS

4.1.       Stockholders’ Representative.  Subject to the penultimate sentence of this Section 4.1, the Stockholders’ Representative shall serve as the exclusive agent of the holders of T2 Warrants and T3 Warrants for all purposes of this Agreement and the transactions contemplated hereby.  Without limiting the generality of the foregoing, the Stockholders’ Representative shall be authorized (a) to execute all certificates, documents and agreements on behalf of and in the name of any of the holders of T2 Warrants and T3 Warrants necessary to effectuate the transactions contemplated hereby, and (b) to negotiate, execute and deliver all amendments, modifications and waivers to this Agreement or any other agreement, document or instrument contemplated by this Agreement.  The Stockholders’ Representative also shall be exclusively authorized to take all actions on behalf of the holders of T2 Warrants and T3 Warrants in connection with any claims made under this Agreement or in respect of the Transactions contemplated hereby, to bring, prosecute, defend or settle such claims, and to make and receive payments in respect of such claims on behalf of the holders of T2 Warrants and T3 Warrants, and no holders of T2 Warrants and T3 Warrants shall take any such action without the Stockholders’ Representative’s prior written approval.  The Stockholders’ Representative is serving in the capacity as exclusive agent of the holders of T2 Warrants and T3 Warrants hereunder solely for purposes of administrative convenience.  The Stockholders’ Representative shall not be liable to any Person for any act done or omitted hereunder as the Stockholders’ Representative while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.  The holders of shares of Company Stock outstanding immediately prior to the First Effective Time shall indemnify the Stockholders’ Representative and hold it harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders’ Representative and arising out of or in connection with the acceptance or administration of its duties hereunder.  The person serving as Stockholders’ Representative may resign or be replaced from time to time by the holders of a majority in interest of the Escrowed Stock held in the Escrow Account upon not less than ten (10) days’ prior written notice to Parent and with Parent’s written consent, which shall not be unreasonably withheld, conditioned or delayed.

4.2.       Survival of Representations and Warranties.  The representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing.

4.3.       Termination.

(a)      If the Merger Agreement is terminated in accordance with its terms, this Agreement will automatically terminate in its entirety.

(b)      If this Agreement terminates pursuant to subsection (a) above, this Agreement shall become void and of no effect with no liability on the part of any party to any other party hereto, provided that no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach by such party of this Agreement.

4.4.       Waiver of Notice of Mergers.  Each Holder hereby waives the Company’s obligation pursuant to Section 6 of the Warrants to deliver notice to such Holder of the transactions contemplated by the Merger Agreement.

4.5.       Applicable Law.  This Agreement shall be construed and enforced in accordance with the internal, substantive laws of the State of Delaware.

4.6.       Consent to Jurisdiction.  The parties hereto each hereby irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in New Castle County, Delaware for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereto brought by any other party hereto. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party hereto, to the extent permitted by applicable Law, hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding brought in such courts, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.  Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 4.15 below.  Nothing in this Section 4.6, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity.  Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

4.7.       Waiver of Jury Trial.  To the fullest extent permitted by applicable law, the parties hereto hereby irrevocably and expressly waive all right to a trial by jury in any action, proceeding, or counterclaim (whether based upon contract, tort or otherwise) arising out of or relating to this agreement, the other documents and agreements delivered in connection herewith, the transactions or the actions of any party hereto in the negotiation, administration, or enforcement hereof or thereof.

4.8.       Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached.  Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

4.9.       Construction; Entire Agreement; Amendment.  The captions preceding the Articles and Sections in this Agreement have been inserted for convenience only and shall not be used to modify, expand or construe any of the provisions of this Agreement. This Agreement, which includes the exhibits, constitutes the entire Agreement between the parties hereto with respect to the subject matter contained herein, and it supersedes all prior and contemporaneous agreements, representations and understandings of the parties, express or implied, oral or written.  This Agreement may not be amended or modified in any way except in a writing signed by each of the parties hereto.

4.10.       Assignment.  The rights and obligations of a party under this Agreement shall not be assignable by such party without prior, express written consent of all other parties.

4.11.       Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, the legal representatives, heirs, successors and permitted assigns of the respective parties.

4.12.       Interpretation.  Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires.

4.13.       Waiver.  Any provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefit of such provision.  Neither any failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

4.14.       Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the parties to this Agreement.  Electronic or facsimile signatures shall be deemed to be original signatures.

4.15.       Severability.  The parties agree that if any part, term, or provision of this Agreement shall be found illegal and unenforceable by any court of law, the remaining provisions shall be severable, valid, and enforceable in accordance with their terms.

4.16.       Notices.  Notice from a party to another party hereto relating to this Agreement shall be deemed effective if made in writing and delivered to the recipient’s address, email address, or facsimile number set forth below by any of the following means: (i) hand delivery, (ii) registered or certified mail, postage prepaid, with return receipt requested, (iii) Federal Express, Airborne Express, or like overnight courier service, or (iv) facsimile, email, or other wire transmission showing the date of transmission thereon and followed by regular mail delivery of a copy thereof.  Notice made in accordance with this Section 4.16 shall be deemed delivered on receipt if delivered by hand or transmission if sent by facsimile, email or wire transmission, on the third Business Day after mailing if mailed by registered or certified mail, or the next Business Day after deposit with an overnight courier service if delivered for next day delivery.

If to Parent and Merger Subs:

Renaissance Acquisition Corp.
50 East Sample Road
Pompano Beach, Florida
Attn:  Barry W. Florescue
Fax: (954) 784-0534
Email: bflorescue@renacq.com

With a copy to:

Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
Attn:  Charles I. Weissman, Esq.
Fax: (212) 698-3599
Email: charles.weissman@dechert.com

If to the Company:

First Communications, Inc.
3340 West Market Street
Akron, Ohio 44333
Attn:  Joseph Morris
Fax: (206) 835-2655
Email: jmorris@firstcomm.com

With a copy to:

Bingham McCutchen LLP
One Federal Street
Boston, MA 02110
Attn:  John J. Concannon III, Esq.
Fax:  (617) 951-8736
Email:  jack.concannon@bingham.com

If to the Holders, to the addresses set forth on Schedule 1,

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

IN WITNESS WHEREOF, the parties hereto have executed this Securities Exchange Agreement the day and year first above written.

PARENT:

RENAISSANCE ACQUISITION CORP.

By: /s/ Barry W. Florescue

      Name: Barry W. Florescue

      Title: Chairman and Chief Executive Officer

HOLDERS OF T2 WARRANTS:

GORES FC HOLDINGS, LLC

By: /s/ Steven G. Eisner

      Name: Steven G. Eisner

      Title: Vice President

HENDERSON GLOBAL INVESTORS

By: /s/ Carlo Castronovo

      Name: Carlo Castronovo

      Title: Fund Manager of Henderson Alternative

Investment Advisors Ltd.

KINGDON ASSOCIATES

By: /s/ Alan P. Winters

      Name: Alan P. Winters

      Title: Chief Operating Officer

KINGDON FAMILY PARTNERSHIP LP

By: /s/ Alan P. Winters

Name: Alan P. Winters

Title: Chief Operating Officer

M. KINGDON OFFSHORE LTD

By: /s/ Alan P. Winters

Name: Alan P. Winters

Title: Chief Operating Officer

Signature Page to Securities Exchange Agreement

HOLDERS OF T3 WARRANTS:

GORES FC HOLDINGS, LLC

By: /s/ Steven G. Eisner

Name: Steven G. Eisner

Title: Vice President

HENDERSON GLOBAL INVESTORS

By: /s/ Carlo Castronovo

      Name: Carlo Castronovo

      Title: Fund Manager of Henderson Alternative

Investment Advisors Ltd.

KINGDON ASSOCIATES

By: /s/ Alan P. Winters

      Name: Alan P. Winters

      Title: Chief Operating Officer

DEUTSCHE BANK AG LONDON

By: /s/ Michelle Young

      Name: Michelle Young

      Title: Authorised Signatory

BRITISH STEEL PENSION FUND

By: /s/ Hugh Christopher Smart

      Name: Hugh Christopher Smart

      Title: Chief Investment Officer

KINGDON FAMILY PARTNERSHIP LP

By: /s/ Alan P. Winters

      Name: Alan P. Winters

      Title: Chief Operating Officer

M. KINGDON OFFSHORE LTD

By: /s/ Alan P. Winters

      Name: Alan P. Winters

      Title: Chief Operating Officer

Signature Page to Securities Exchange Agreement

Schedule 1

HOLDERS OF T2 WARRANTS AND T3 WARRANTS

Name	T2 Warrants	T3 Warrants	New Warrants	Additional Parent Stock
Gores FC Holdings, LLC FAO: Scott Honour 10877 Wilshire Boulevard 18th Floor Los Angeles, California 90024 USA	6,500,000	700,000
Kingdon Associates FAO: Zachary Schmidt 152 West 57th Street New York, New York 10028 USA	186,666	112,000
Kingdon Family Partnership LP FAO: Zachary Schmidt 152 West 57th Street New York, New York 10028 USA	26,667	16,000
M. Kingdon Offshore Ltd FAO: Zachary Schmidt 152 West 57th Street New York, New York 10028 USA	536,667	322,000
Henderson Global Investors FAO: Bob Parker 4 Broadgate London EC2M 7LE United Kingdom	750,000	450,000
Deutsche Bank AG London FAO: Winchester House 1 Great Winchester Street London EC2N 2DB United Kingdom	0	80,000
British Steel Pension Fund FAO: Jim Wright/Varsha Naik 5th Floor Centurion House 24 Monument Street London EC3R 8BS United Kingdom	0	160,000
Collins Stewart Europe Limited FAO: Joel Plasco 9th Floor 88 Wood Street London EC2V 7QR	0	40,000

Name	T2 Warrants	T3 Warrants	New Warrants	Additional Parent Stock
Smith & Williamson Investment Management FAO: Toby Motley 25 Moorgate London EC2R 6AY United Kindgom	0	3,000
Horizon Asset Ltd. FAO: Alan Livsey 40 Conduit Street London W1S 2YQ United Kingdom	0	20,000
Euro Pacific Holders FAO: Barbara Badi 7 Hanover Square New York, New York 10004 USA	0	12,000
Tiedemann FAO: Alfredo Viegas 535 Madison Avenue 36th Floor New York, New York 10022 USA	0	20,000
Cornell Capital Partners, LLP FAO: Michael Holland 101 Hudson Street Suite 3700 Jersey City, New Jersey 07302 USA	0	40,000
Collins Stewart Market Makers FAO: Joel Plasco 9th Floor 88 Wood Street London EC2V 7QR	0	8,800
Adam and Company International PO Box 402 Royal Bank Place 1 Glategny Esplanade St. Peters Port Guernsey GY1 3GB Jersey	0	3,200
Adam and Company (Nominees) Ltd 22 Charlotte Square Edinburgh EH2 4DF United Kingdon		1,200
Forest Nominees Limited FAO: Joel Plasco 9th Floor 88 Wood Street London EC2V 7QR		11,800

Exhibit A

WARRANT AGREEMENT

Agreement made as of ______________, 2008 between Renaissance Acquisition Corp., a Delaware corporation, with offices at 50 East Sample Road, Suite 400, Pompano Beach, Florida 33064 ("Company"), and Continental Stock Transfer & Trust Company, a New York corporation, with offices at 17 Battery Place, New York, New York 10004 ("Warrant Agent").

WHEREAS, this Warrant is being entered into in connection with that certain Agreement and Plan of Merger, dated as of September 13, 2008 (the “Merger Agreement”), by and among Renaissance Acquisition Corp., a Delaware corporation (“Parent”), FCI Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub I”), FCI Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”, and, together with the Merger Sub I, collectively, the “Merger Subs”), First Communications, Inc., a Delaware corporation (“FCI”) and The Gores Group LLC, solely in its capacity as the exclusive representative of the stockholders of FCI.  Capitalized terms used in this Warrant but not defined herein shall have the meanings given to such terms in the Merger Agreement; and

WHEREAS, pursuant to the terms of the Merger Agreement and the Exchange Agreement, dated September 13, 2008, in connection with the consummation of the transactions contemplated by the Merger Agreement, the holders of T2 Warrants and T3 Warrants shall exchange such T2 Warrants and T3 Warrants for, among other things, the warrants to be issued pursuant to this Agreement.

NOW, THEREFORE, in exchange for the mutual promises contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Appointment of Warrant Agent.  The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.             Warrants.

2.1.     Form of Warrant.  Each Warrant shall be issued in registered form only, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chairman of the Board or President and Treasurer, Secretary or Assistant Secretary of the Company and shall bear a facsimile of the Company's seal.  In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2.     Effect of Countersignature.  Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3.     Registration.

2.3.1.     Warrant Register.  The Warrant Agent shall maintain books ("Warrant Register"), for the registration of original issuance and the registration of transfer of the Warrants.  Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

2.3.2.     Registered Holder.  Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register ("registered holder"), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

3.             Terms and Exercise of Warrants.

3.1.     Warrant Price.  Each Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $9.00 per whole share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1.  The term "Warrant Price" as used in this Warrant Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised.  The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date for a period of not less than 10 business days.

3.2.     Duration of Warrants.  A Warrant may be exercised only during the period ("Exercise Period") commencing on the effectiveness of the registration statement described in Section 6.4 and terminating at 5:00 p.m., New York City time on January 28, 2011 (the “Expiration Date”).  Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date.  The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company will provide notice to registered holders of the Warrants of such extension of not less than 20 days.

3.3.     Exercise of Warrants.

3.3.1.     Payment.  Subject to the provisions of the Warrant and this Warrant Agreement, a Warrant, when countersigned by the Warrant Agent, may be exercised by the registered holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Warrant, duly executed, and by paying in full the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, as follows:

(a)      in cash, good certified check or good bank draft payable to the order of the Company (or as otherwise agreed to by the Company); or

(b)      by cashless exercise, by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the Warrant Price and the "Fair Market Value" (defined below) by (y) the Fair Market Value.  Solely for purposes of this Section 3.3.1(b), the "Fair Market Value" shall mean the average reported last sale price of the Common Stock for the twenty (20) trading days ending on the trading day prior to the date on which the Warrants are exercised.

3.3.2.     Issuance of Certificates.  As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price, the Company shall issue to the registered holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised.  Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant and shall have no obligation to settle the Warrant exercise unless a registration statement under the Act with respect to the Common Stock is effective, subject to the Company's satisfying its obligations under Section 7.4 to use its best efforts.  In the event that a registration statement with respect to the Common Stock underlying a Warrant is not effective under the Act, the holder of such Warrant shall not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless.  In no event will the Company be required to cash settle or net cash settle the warrant exercise. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful.

3.3.3.     Valid Issuance.  All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and non-assessable.

3.3.4.     Date of Issuance.  Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

4.             Adjustments.

4.1.     Stock Dividends - Split-Ups.  If after the date hereof, and subject to the provisions of Section 4.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.

4.2.     Aggregation of Shares.  If after the date hereof, and subject to the provisions of Section 4.6, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

4.3.     Adjustments in Exercise Price.  Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Section 4.1 and 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

4.4.     Replacement of Securities upon Reorganization, etc.  In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 4.1 or 4.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Warrant shall automatically be converted to the right to receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrant holder would have received if such Warrant holder had exercised his, her or its Warrant(s) immediately prior to such event on a cashless basis pursuant to Section 3.3.1(b).

4.5.     Notices of Changes in Warrant.  Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, then, in any such event, the Company shall give written notice to each Warrant holder, at the last address set forth for such holder in the warrant register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.6.     No Fractional Shares. Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up or down to the nearest whole number the number of the shares of Common Stock to be issued to the Warrant holder.

4.7.     Form of Warrant.  The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement.  However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

5.             Transfer and Exchange of Warrants.

5.1.     Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer.  Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent.  The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2.     Procedure for Surrender of Warrants.  Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefore one or more new Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.3.     Fractional Warrants.  The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a warrant.

5.4.     Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5.     Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6.             Other Provisions Relating to Rights of Holders of Warrants.

6.1.     No Rights as Stockholder.  A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

6.2.     Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

6.3.     Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

6.4.     Registration of Common Stock.  The Company agrees that as soon as possible after the Closing (as defined in the Merger Agreement) of the First Merger and within 12 months from the Closing Date (as defined in the Merger Agreement), it shall file with the Securities and Exchange Commission a registration statement, for the registration, under the Act, of, and it shall take such action as is necessary to qualify for sale, in those states in which the Warrants were initially offered by the Company, for the Common Stock issuable upon exercise of the Warrants.  The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement until the expiration of the Warrants in accordance with the provisions of this Agreement.  The provision of this Section 6.4 may not be modified amended or deleted without the prior written consent of the Stockholder Representative.

7.             Concerning the Warrant Agent and Other Matters.

7.1.     Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

7.2.     Resignation, Consolidation, or Merger of Warrant Agent.

7.2.1.     Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days' notice in writing to the Company.  If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company's cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

7.2.2.     Notice of Successor Warrant Agent.  In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

7.2.3.     Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

7.3.     Fees and Expenses of Warrant Agent.

7.3.1.     Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

7.3.2.     Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

7.4.     Liability of Warrant Agent.

7.4.1.     Reliance on Company Statement. Whenever in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President or Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

7.4.2.     Indemnity.  The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct, or bad faith.

7.4.3.     Exclusions.  The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

7.5.     Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Warrants.

8.             Miscellaneous Provisions.

8.1.     Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

8.2.     Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Renaissance Acquisition Corp.

50 E. Sample Road, Suite 400

Pompano Beach, Florida 33064

Attn:  Barry W. Florescue, CEO

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn: Compliance Department

with a copy to:

Dechert LLP

1095 Avenue of the Americas

New York, NY 10112-2200

29th Floor

New York, New York 10112-2200

Attn: Charles W. Weissman, Esq.

8.3.     Applicable law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

8.4.     Persons Having Rights under this Agreement.  Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants.  All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

8.5.     Examination of the Warrant Agreement.  A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the registered holder of any Warrant.  The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

8.6.     Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.7.     Effect of Headings.  The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

RENAISSANCE ACQUISITION CORP.

By:
Name:	Barry W. Florescue
Title:	Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

EXHIBIT A

WARRANT

NUMBER	WARRANTS

(SEE REVERSE SIDE FOR LEGEND)

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.

NEW YORK CITY TIME, JANUARY 28, 2011

RENAISSANCE ACQUISITION CORP.

CUSIP ____________

WARRANT

THIS CERTIFIES THAT, for value received

is the registered holder of a Warrant or Warrants expiring January 28, 2011 (the “Warrant”) to purchase one fully paid and non-assessable share of Common Stock, par value $.0001 per share (“Shares”), of Renaissance Acquisition Corp., a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company upon registration of the Shares at the price of $9.00 per share or upon a cashless exercise pursuant to Section 3.3.1(b) of the Warrant Agreement, upon surrender of this Warrant Certificate and payment of the Warrant Price, if applicable, at the office or agency of the Warrant Agent, Continental Stock Transfer & Trust Company, but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company.  The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted.  The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

No fraction of a Share will be issued upon any exercise of a Warrant.  If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up to the nearest whole number the number of Shares to be issued to such holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or the registered holder’s assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

By:

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise ______________ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, _______________________ hereby sell, assign, and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

______________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint _________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.